UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Consent and Amendment No. 2 to the Credit Agreement

On January 11, 2010, KKR Financial Holdings LLC (“KFN” or the “Company”) entered into a Consent and Amendment No. 2 (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) by and among the Company, KKR TRS Holdings, Ltd., KKR Financial Holdings II, LLC, KKR Financial Holdings III, LLC, KKR Financial Holdings, Inc., KKR Financial Holdings, Ltd., KKR Financial CLO 2009-1, Ltd., the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent.

In connection with entering into the Amendment, the Company obtained the consent of the Lenders to facilitate the issuance of the Notes (as defined below) by the Company pursuant to the Prospectus Supplement (as defined below) and the use of substantially all of the proceeds from the offering to repurchase or repay all or a portion of the Company’s existing senior indebtedness, with the remaining proceeds to be used for general corporate purposes.  The Amendment also provides that (i) the provision limiting certain annual distributions to the holders of the Company’s common shares to an amount not greater than 50% of taxable income does not limit the $50 million of unrestricted cash that the Company may use to repurchase convertible debt and/or outstanding trust preferred securities and (ii) the Company may make any scheduled payments in respect of convertible debt and outstanding trust preferred securities.  The other material terms of the Credit Agreement remain unchanged.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01               Other Events.

On January 11, 2010, the Company issued a press release related to its offering of $125 million of Convertible Senior Notes due 2017 (the “Notes”).  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Company’s offering of the Notes, on January 11, 2010, the Company filed a preliminary prospectus supplement, dated January 11, 2010 (the “Prospectus Supplement”), to the prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-143541).  The Prospectus Supplement contains an updated description of the risks and uncertainties faced by the Company.  The Company is filing the updated risk factors as Exhibit 99.2 hereto for the purpose of updating the risk factor disclosure contained in the Company’s periodic reports pursuant to the Securities Exchange Act of 1934, as amended.

In addition, the Company’s Prospectus Supplement includes an updated version of the Company’s ratios of earnings to fixed charges.  The Company is filing the updated computation of such ratios of earnings to fixed charges for the fiscal years and periods as set forth therein as Exhibit 12.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1

Consent and Amendment No. 2 to the Credit Agreement, dated as January 11, 2010, by and among KKR Financial Holdings LLC, KKR TRS Holdings, Ltd., KKR Financial Holdings II, LLC, KKR Financial Holdings III, LLC, KKR Financial Holdings, Inc., KKR Financial Holdings, Ltd., KKR Financial CLO 2009-1, Ltd., as Borrower, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

12.1	Computation of Ratios of Earnings to Fixed Charges

99.1	KKR Financial Holdings LLC Announces Launch of $125 Million Offering of Convertible Senior Notes

99.2	Risk Factors

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  This current report and the attached press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Notes and the anticipated use of proceeds therefrom.  These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the SEC.  Any forward-looking statements speak only as of the date of this current report and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including (i) its preliminary prospectus supplement, filed with the SEC on the date hereof, (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009 and (iii) its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the SEC on November 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

	By:	/s/ JEFFREY B. VAN HORN
	Name:	Jeffrey B. Van Horn
	Title:	Chief Financial Officer

Date: January 11, 2010